UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 8, 2011
_______________________

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500
Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Magnetek, Inc. (the “Company” or “Magnetek”) was notified by NYSE Regulation on September 8, 2011, that the Company fell below the continued listing standards of the New York Stock Exchange (“NYSE”).  The notice indicates that the Company does not satisfy the NYSE continued listing standards because its average market capitalization is less than $50 million over a 30 trading-day period and its stockholders’ equity is less than $50 million.  In accordance with applicable NYSE rules and within 45 days after the date the notice was received, the Company intends to submit a business plan demonstrating how it intends to regain compliance with the continued listing standards within 18 months.  Given the recurrence of having fallen below the continued listing standards, the NYSE may accept the Company’s plan but decide to truncate the 18 month period.  In the event that the NYSE does not accept the Company’s plan, Magnetek’s common stock would be subject to suspension and delisting proceedings.

As required under the NYSE rules, the Company issued a press release on September 9, 2011, announcing that it had received the notice of noncompliance with the NYSE continued listing standards.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit shall be deemed to be furnished and not filed.

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011

MAGNETEK, INC.

/s/ Marty Schwenner
By: Marty Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Magnetek, Inc. Press Release dated September 9, 2011